Exhibit 99.2

Pro Forma Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF BLUE COAT SYSTEMS, INC. AND PERMEO TECHNOLOGIES, INC.

The Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended January 31, 2006 and for the year ended April 30, 2005 and the Unaudited Pro Forma Condensed Combined Balance Sheet as of January 31, 2006, are based on the historical financial statements of Blue Coat Systems, Inc. (“Blue Coat” or the “Company”) and Permeo Technologies, Inc. (“Permeo”), after giving effect to the acquisition of Permeo on March 3, 2006 under the purchase method of accounting and the assumptions and preliminary pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

The Unaudited Pro Forma Condensed Combined Balance Sheet as of January 31, 2006 is presented as if the combination had taken place on January 31, 2006 by combining the condensed consolidated balance sheet of Blue Coat as of January 31, 2006 with the balance sheet of Permeo as of December 31, 2005, including the allocation of the preliminary purchase price to the Permeo assets acquired and liabilities assumed from Permeo.

The Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended January 31, 2006 is presented as if the combination had taken place on May 1, 2004 by combining the Condensed Consolidated Statement of Operations of Blue Coat for the nine months ended January 31, 2006 with the Statement of Operations of Permeo for the nine months ended December 31, 2005.

The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended April 30, 2005 is presented as if the combination had taken place on May 1, 2004 by combining the Condensed Consolidated Statement of Operations for Blue Coat for the year ended April 30, 2005 with the Statement of Operations of Permeo for the year ended March 31, 2005.

The Unaudited Pro Forma Condensed Combined Financial Statements are based on the estimates and assumptions set forth in the accompanying notes including assumptions relating to the allocation of the total preliminary purchase price to the assets and liabilities based upon estimates of their fair value. The Unaudited Pro Forma Condensed Combined Financial Statements are prepared for illustrative purposes only and are not necessarily indicative of the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future.

The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with (i) the historical financial statements of Blue Coat included in Blue Coat’s (a) Annual Report on Form 10-K for the year ended April 30, 2005 and (b) Quarterly Report on Form 10-Q for the three and nine months ended January 31, 2006, (ii) the historical consolidated financial statements of Permeo included elsewhere in this Form 8-K/A and (iii) other information pertaining to Blue Coat and Permeo.

BLUE COAT SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

January 31, 2006

(amounts in thousands)

	Blue Coat As of January 31, 2006	Permeo As of December 31, 2005	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$60,554	$1,161	$(14,946	)(a)	$46,769
Short-term investment	10,080	—	—		10,080
Accounts receivable, net	18,222	394	—		18,616
Inventories	959	—	—		959
Prepaid expenses and other current assets	3,850	83	—		3,933

Total current assets	93,665	1,638	(14,946)		80,357
Property and equipment, net	7,187	549	(59	)(e)	7,677
Restricted investments	1,357	—	—		1,357
Goodwill	24,753	—	37,071	(d)	61,824
Identifiable intangible assets, net	3,083	—	5,100	(c)	8,183
Other assets	810	12	—		822

Total assets	$130,855	$2,199	$27,166		$160,220

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,145	$128	$(128	)(e)	$5,145
Accrued payroll and related benefits	5,197	894	(369	)(e)	5,722
Deferred revenue	23,522	1,964	(1,799	)(j)	23,687
Accrued restructuring	1,362	—	1,042	(e)	2,404
Other accrued liabilities	3,699	667	1,017	(f)	4,808
			(575	)(e)

Total current liabilities	38,925	3,653	(812)		41,766
Deferred rent, less current portion	1,465	—	—		1,465
Accrued restructuring, less current portion	253	—	—		253
Deferred revenue, less current portion	6,154	—	—		6,154

Total liabilities	46,797	3,653	(812)		49,638
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	24,032	(24,032	)(g)	—
Common stock	2	3	(3	)(g)	2
Additional paid-in capital	934,424	196	(196	)(g)	964,674
			29,619	(b)
			631	(i)
Treasury stock	(903)	—	—		(903)
Deferred stock compensation	(2)	(91)	91	(g)	(428)
			(426	)(k)
Accumulated deficit	(849,466)	(25,594)	25,594	(g)	(852,766)
			(3,300	)(n)
Accumulated other comprehensive income	3	—	—		3

Total stockholders’ equity	84,058	(1,454)	27,978		110,582

Total liabilities and stockholders’ equity	$130,855	$2,199	$27,166		$160,220

BLUE COAT SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

NINE MONTHS ENDED JANUARY 31, 2006

(amounts in thousands, except per share amounts)

	Historical
	Blue Coat Nine months ended January 31, 2006	Permeo Nine months ended December 31, 2005	Pro Forma Adjustments		Pro Forma Combined
Net revenue:
Product	$87,550	$1,709	$—		$89,259
Service	18,037	1,096	—		19,133

Total net revenue	105,587	2,805	—		108,392
Cost of revenue:
Product	24,465	—	504	(h)	24,969
Service	6,927	295	—		7,222

Total cost of revenue	31,392	295	504		32,191
Gross profit	74,195	2,510	(504)		76,201
Operating expenses:
Research and development	17,696	2,846	52	(l)	20,594
Sales and marketing	37,808	3,160	48	(l)	41,016
General and administrative	8,713	1,841	7	(l)	10,561
Amortization of intangible assets	522	—	43	(h)	565

Total operating expenses	64,739	7,847	150		72,736

Operating income	9,456	(5,337)	(654)		3,465
Interest income	1,460	51	(330	)(m)	1,181
Other expense	(101)	—	—		(101)

Income before income taxes	10,815	(5,286)	(984)		4,545
Provision for income taxes	257	—	—		257

Net income	$10,558	$(5,286)	$(984)		$4,288

Net income per common share:
Basic	$0.83				$0.31

Diluted	$0.73				$0.27

Weighted average shares used in computing net income per common share:
Basic	12,674		1,138	(o)	13,812

Diluted	14,544		1,418		15,962

BLUE COAT SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

TWELVE MONTHS PERIOD ENDED APRIL 30, 2005

(amounts in thousands, except per share amounts)

	Historical
	Blue Coat Twelve months ended April 30, 2005	Permeo Twelve months ended March 31, 2005	Pro Forma Adjustments		Pro Forma Combined
Net revenue:
Product	$78,495	$1,105	$—		$79,600
Service	17,691	973	—		18,664

Total net revenue	96,186	2,078	—		98,264
Cost of revenue:
Product	25,589	—	671	(h)	26,260
Service	5,721	199	—		5,920

Total cost of revenue	31,310	199	671		32,180
Gross profit	64,876	1,879	(671)		66,084
Operating expenses:
Research and development	16,549	2,933	70	(l)	19,552
Sales and marketing	33,882	3,111	66	(l)	37,059
General and administrative	9,075	1,812	9	(l)	10,896
Restructuring (reversal)	(96)				(96)
Amortization of intangible assets	648	—	57	(h)	705

Total operating expenses	60,058	7,856	202		68,116

Operating income	4,818	(5,977)	(873)		(2,032)
Interest income	700	66	(236	)(m)	530
Other expense	(26)	—	—		(26)

Income before income taxes	5,492	(5,911)	(1,109)		(1,528)
Provision for income taxes	(117)	—	—		(117)

Net income	$5,375	$(5,911)	$(1,109)		$(1,645)

Net income per common share:
Basic	$0.46				$(0.13)

Diluted	$0.41				$(0.13)

Weighted average shares used in computing net income per common share:
Basic	11,628		1,138	(o)	12,766

Diluted	12,977		1,138	(o)	12,766

Note 1. Purchase Price Allocation

On March 3, 2006, Blue Coat completed its acquisition of Permeo. The estimated purchase price of approximately $46,213,000 consisted of $14,946,000 cash consideration, 1,361,000 shares of Blue Coat common stock valued at $29,619,000, approximately $1,017,000 in estimated direct transaction costs, and Permeo options assumed by Blue Coat valued at approximately $631,000. This estimated purchase price has been allocated to the tangible and intangible assets acquired with the excess purchase price being allocated to goodwill.

The allocation of the estimated purchase price, based on the fair value of certain components, consisted of the following at January 31, 2006 (in thousands):

Consideration and direct transaction costs:
Cash	$14,946	(I)
Fair value of Blue Coat common stock	29,619	(II)
Estimated direct transaction costs	1,017	(III)
Fair value of assumed Permeo options	631	(IV)

Total purchase price	$46,213

Allocation of purchase price:
Cash and cash equivalents	$1,161	(V)
Accounts receivable	394	(V)
Other current assets	83	(V)
Property and equipment	490	(V)
Other assets	12	(V)
Liabilities assumed	(1,824)	(V)
Deferred stock compensation	426	(VI)
Identifiable intangible assets	8,400	(VII)
Goodwill	37,071	(VIII)

Total purchase price	$46,213

(I)	Cash paid, as part of the purchase consideration.

(II)	The Blue Coat common shares were valued for accounting purposes using the average market price of $21.76 per share, which is based on the average closing price of Blue Coat’s common stock for a period of two days before and including the consummation date of the transaction (March 3, 2006).

(III)	Estimated direct transaction costs incurred by Blue Coat relate primarily to legal, consulting, accounting fees associated with the acquisition.

(IV)	Permeo options assumed by Blue Coat were valued in accordance with the provisions of SFAS No. 141, “Business Combinations” by using the Black-Scholes option valuation model and the following assumptions: volatility – 80%; dividend yield – 0%; expected life – 4.62 years; and risk-free interest rate – 4.72%.

(V)	Assets acquired and liabilities assumed are based on fair values and management assumptions at the acquisition date.

(VI)	Purchase consideration associated with the outstanding unvested portion of Permeo options assumed by Blue Coat will be amortized over the remaining vesting period.

(VII)	To establish the value of the intangible assets, the Company used an income approach, which values an asset based on the earnings capacity of such asset based on the future cash flows that could potentially be generated by the asset over its estimated remaining life. These cash flows are discounted to their present value using a discount rate, which would provide sufficient risk-adjusted return to a potential investor and an appropriate level of risk. The present value of the cash flows over the life of the asset is summed to equal the estimated value of the asset.

The acquired intangible assets and their estimated useful lives are as follows (in thousands):

Identifiable intangible assets	Amortization period	Amount
Developed technology	7 years	$4,700
Customer relationships	7 years	400
In-process technology	N/A	3,300

Total		$8,400

(VIII)	In accordance with the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets,” the estimated excess of the purchase price over the net identifiable assets acquired (the “Goodwill”) is not amortized in the accompanying pro forma condensed combined consolidated financial statements.

Note 2. Pro Forma Adjustments

Pro forma adjustments giving effect to the acquisition in the unaudited pro forma condensed combined financial statements are as follows:

(a)	To reflect the cash payment as part of the purchase consideration discussed in Note 1 above.

(b)	To reflect the issuance of shares of Blue Coat common stock at the closing of this acquisition as part of the purchase consideration as discussed in Note 1 above.

(c)	To reflect the estimated fair value of identifiable intangible assets acquired as discussed in Note 1 above, net of in-process technology discussed in Note 2 (n).

(d)	To reflect the Goodwill originating from this acquisition as discussed in Note 1 above.

(e)	To reflect the fair value adjustments to tangible assets acquired and liabilities assumed based on management estimates.

(f)	To reflect the estimated direct transaction costs of this acquisition as discussed in Note 1 above.

(g)	To eliminate Stockholder’s equity accounts recorded on Permeo’s historical financial statements as of December 31, 2005.

(h)	To reflect the amortization of identifiable intangible assets on a straight-line basis over seven years as discussed in Note 1 above. Developed technology is amortized into “Cost of revenue – Products” and Customer Relationships is amortized into “Operating expenses’.

(i)	To reflect the fair value of the assumed options of Permeo as part of the purchase consideration at the closing of this acquisition as discussed in Note 1 above.

(j)	To adjust for the difference between the preliminary fair value and the historical amount of Permeo’s deferred revenue in accordance with management’s estimate.

(k)	To reflect the deferred stock compensation related to the assumption of Permeo’s unvested options as discussed in Note 1 above.

(l)	To reflect the amortization of deferred stock compensation based on the intrinsic value of the assumed Permeo’s unvested options as discussed in Note 1 above.

(m)	To reduce the interest income in connection with the cash payment as part of the purchase consideration and the estimated payment of Permeo’s transaction costs discussed in Note 1 above.

(n)	To reflect the write-off of acquired in-process technology.

(o)	To reflect the estimated issuance of Blue Coat common stock, net of escrow shares.